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                                                                    EXHIBIT 10.1


                               FINANCING AGREEMENT

        THIS FINANCING AGREEMENT (this "Agreement") is made this 24th day of March, 2003, by and between SUNRISE ASSISTED LIVING, INC., a corporation organized under the laws of the State of Delaware (the "Borrower") and BANK OF AMERICA, N. A., a national banking association (the "Lender").


                                    RECITALS

                A. The Borrower has applied to the Lender for a revolving credit facility in the maximum principal amount of $50,000,000 to be used by the Borrower for the Permitted Uses described in this Agreement.

                B. The Lender is willing to make the credit facility available to the Borrower upon the terms and subject to the conditions set forth in this Agreement.

                                   AGREEMENTS

        NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereby agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

        Section 1.1     Certain Defined Terms.

        As used in this Agreement, the terms defined in the Preamble and Recitals hereto shall have the respective meanings specified therein, and the following terms shall have the following meanings:

        "Adjustment Date" has the meaning described in Section 7.5 (Assignments by Lender).

        "Affiliate" means, with respect to any designated Person, any other Person, (a) directly or indirectly owning or holding forty-one percent (41%) or more of any equity interest in such designated Person, or (c) forty-one percent (41%) or more of whose stock or other equity interest is directly or indirectly owned or held by such designated Person. For purposes of this definition, the term "control" (including with correlative meanings, the terms "controlling", "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities or other equity interests or by contract or otherwise.


        "Agreement" means this Financing Agreement, as amended, restated, supplemented or otherwise modified in writing in accordance with the provisions of Section 7.2 (Amendments; Waivers).

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        "Assets" means at any date all assets that, in accordance with GAAP consistently applied, should be classified as assets on a consolidated balance sheet of the Borrower and its Subsidiaries.

        "Assignee" means any Person to which the Lender assigns all or any portion of its interests under this Agreement, the Commitment, and any Loan, in accordance with the provisions of Section 7.5 (Assignments by Lender), together with any and all successors and assigns of such Person; "Assignees" means the collective reference to all Assignees.

        "Bankruptcy Code" means Title 11 of the United States Code, as amended from time to time, and any successor Laws.

        "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in the State are authorized or required to close.

        "Capital Adequacy Regulation" means any guideline, request or directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any bank or of any corporation controlling a bank.

        "Capital Expenditure" means an expenditure (whether payable in cash or other property or accrued as a liability) for Fixed or Capital Assets, including, without limitation, the entering into of a Capital Lease.

        "Capital Lease" means with respect to any Person any lease of real or personal property, for which the related Lease Obligations have been or should be, in accordance with GAAP consistently applied, capitalized on the balance sheet of that Person.

        "Cash Equivalents" means (a) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed or insured by the United States Government or any agency thereof, (b) certificates of deposit with maturities of one (1) year or less from the date of acquisition of, or money market accounts maintained with, the Lender, any Affiliate of the Lender, or any other domestic commercial bank or other domestic financial institutions or domestic brokerage houses and (c) commercial paper of a domestic issuer rated at least either A-1 by Standard & Poor's Corporation (or its successor) or P-1 by Moody's Investors Service, Inc. (or its successor) with maturities of six (6) months or less from the date of acquisition.

        "Closing Date" means the Business Day, in any event not later than March 31, 2003, on which the Lender shall be satisfied that the conditions precedent set forth in Section 4.1 (Conditions to Initial Advance) have been fulfilled or otherwise waived by the Lender.

        "Commitment" means the Revolving Credit Commitment, and "Commitments" means the collective reference to the Revolving Credit Commitment and the commitment for any loan, letter of credit, interest rate protection, foreign exchange risk, cash management, and other Credit Facility now or hereafter provided to the Borrower by the Lender whether under this Agreement or otherwise.

        "Committed Amount" means the Revolving Credit Committed Amount.


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        "Compliance Certificate" means a periodic Compliance Certificate described in Section 5.1.1 (Financial Statements).

        "Commonly Controlled Entity" means an entity, whether or not incorporated, which is under common control with the Borrower within the meaning of Section 414(b) or (c) of the Internal Revenue Code.

        "Credit Facility" means the Revolving Credit Facility, and "Credit Facilities" means collectively the Revolving Credit Facility and any and all other credit facilities now or hereafter extended under or secured by this Agreement.

        "Debt" of a Person means at any date the total liabilities of such Person at such time determined in accordance with GAAP consistently applied.

        "Default" means an event which, with the giving of notice or lapse of time, or both, could or would constitute an Event of Default under the provisions of this Agreement.

        "EBITDA" means earnings before interest, federal and state income taxes, depreciation, amortization, and any other non-cash and one-time, non-recurring charges consented to by the Lender in its sole discretion, but after an imputed Replacement Reserve and a Management Fee equal to the greater of five percent (5%) of gross revenues or the actual Management Fee paid to SALMI. Earnings shall exclude the gain from any sale of any open operating senior housing facility owned by the Borrower, any Affiliate of the Borrower or any Institutional JV Entity. In the event that any advances are made to or any investments are made in any entity or entities whose financial statements are not consolidated with those of the Borrower where said advance or investment is in excess of the entity's original project capital funding agreement among the entity's owners, relates to the Borrower's or its Wholly Owned Subsidiary's obligation to fund all or a portion of the entity's debt service payments, and/or

                (a) where said obligation to advance or invest is made to cause the entity to remain in compliance with its financial covenants;

                (b) where said obligation to invest or advance is made in order to cure an event of non-compliance or an event of default on the part of the entity (including the Borrower's or its Wholly Owned Subsidiary's obligations relating thereto); or

                (c) where said obligation to advance is to fund an operating loss of a Sunrise Facility in excess of the pro forma budget for such Sunrise Facility.

then any such amounts, net of such advances or investments which have been returned, in excess of $15,000,000 for the immediately preceding four (4) quarters shall be subtracted from EBITDA; and provided that subordinated indebtedness owed to SALII from AL U.S. Development Venture LLC shall in no event be subtracted from EBITDA.

        "EBITDAR" means EBITDA plus Rent Expense.


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        "Effective Date" means the date on which the conditions to the initial advance set forth in Section 4.1 have been satisfied.

        "Enforcement Costs" means all expenses, charges, costs and fees whatsoever (including, without limitation, reasonable outside and allocated in-house counsel attorney's fees and expenses) of any nature whatsoever paid or incurred by or on behalf of the Lender in connection with (a) any or all of the Obligations, this Agreement and/or any of the other Financing Documents, (b) the creation, collection, maintenance, preservation, defense or enforcement of all or any part of this Agreement or any of the other Financing Documents.

        "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

        "Event of Default" has the meaning described in ARTICLE VI (Default and Rights and Remedies).

        "Facilities" means the collective reference to the loan, letter of credit, interest rate protection, foreign exchange risk, cash management, and other credit facilities now or hereafter provided to the Borrower by the Lender.

        "Fees" means the collective reference to each fee payable to the Lender under the terms of this Agreement or under the terms of any of the other Financing Documents.

        "Financing Documents" means at any time collectively this Agreement, the Notes and any other instrument, agreement or document previously, simultaneously or hereafter executed and delivered by the Borrower, any Guarantor and/or any other Person, singly or jointly with another Person or Persons, evidencing, securing, guarantying or in connection with this Agreement, any Note, any of the Facilities, and/or any of the Obligations.

        "Fixed or Capital Assets" of a Person at any date means all assets which would, in accordance with GAAP consistently applied, be classified on the balance sheet of such Person as property, plant or equipment at such date.

        "GAAP" means generally accepted accounting principles in the United States of America in effect from time to time.

        "Governmental Authority" means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any department, agency or instrumentality thereof.

        "Guarantor" means SDI, SALII or SALMI, as the case may be, and "Guarantors" means SDI, SALII and SALMI.

        "Guaranty" means the Guaranty of Payment Agreement of even date herewith executed by the Guarantors in favor of the Lender.


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        "Hazardous Materials" means (a) any "hazardous waste" as defined by the
Resource Conservation and Recovery Act of 1976, as amended from time to time, and regulations promulgated thereunder; (b) any "hazardous substance" as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, and regulations promulgated thereunder; (c) any substance the presence of which on any property now or hereafter owned, acquired or operated by the Borrower is prohibited by any Law similar to those set forth in this definition; and (d) any other substance which by Law requires special handling in its collection, storage, treatment or disposal.

        "Hazardous Materials Contamination" means the contamination (whether presently existing or occurring after the date of this Agreement) by Hazardous Materials of any property owned, operated or controlled by the Borrower or for which the Borrower has responsibility, including, without limitation, improvements, facilities, soil, ground water, air or other elements on, or of, any property now or hereafter owned, acquired or operated by the Borrower, and any other contamination by Hazardous Materials for which the Borrower is, or is claimed to be, responsible.

        "Indebtedness for Borrowed Money" of a Person means at any time the sum at such time of (a) Debt of such Person for borrowed money or for the deferred purchase price of property or services, (b) any obligations of such Person in respect of letters of credit, banker's or other acceptances or similar obligations issued or created for the account of such Person, (c) Lease Obligations of such Person with respect to Capital Leases, (d) all liabilities secured by any Lien on any property owned by such Person, to the extent attached to such Person's interest in such property, even though such Person has not assumed or become personally liable for the payment thereof, (e) obligations of third parties which are being guarantied or indemnified against by such Person or which are secured by the property of such Person; (f) any obligation of such Person under an employee stock ownership plan or other similar employee benefit plan; (g) any obligation of such Person or a Commonly Controlled Entity to a Multi-employer Plan; and (h) any obligations, liabilities or indebtedness, contingent or otherwise, under or in connection with, any Swap Contract; but excluding trade and other accounts payable in the ordinary course of business in accordance with customary trade terms and which are not overdue (as determined in accordance with customary trade practices) or which are being disputed in good faith by such Person and for which adequate reserves are being provided on the books of such Person in accordance with GAAP.

        "Indemnified Parties" has the meaning set forth in Section 7.20 (Indemnification).

        "Institutional JV Entity" "Institutional JV Entities" mean individually or collectively those limited liability companies, limited partnerships or other entities in which the Borrower or a Person directly or indirectly controlled by the Borrower owns a minority share of the equity interest and for which the Borrower or a Subsidiary of the Borrower manages the senior housing facility or other assets owned or master leased directly or indirectly by the Institutional JV Entity.

        "Interest Coverage Ratio" means as to the Borrower and its Subsidiaries for any period of determination thereof the ratio of (a) EBITDAR to (b) interest expense and Rent Expense, all determined on a consolidated basis in accordance with GAAP consistently applied.


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        "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended from time to time, and the Income Tax Regulations issued and proposed to be issued thereunder.

        "Investment Property" means a security, whether certificated or uncertificated, security entitlement, securities account, commodity contract or commodity account and all Proceeds of, and Supporting Obligations with respect to, the foregoing.

        "Laws" means all ordinances, statutes, rules, regulations, orders, injunctions, writs, or decrees of any Governmental Authority.

        "Lease Obligations" of a Person means for any period the rental commitments of such Person for such period under leases for real and/or personal property (net of rent from subleases thereof, but including taxes, insurance, maintenance and similar expenses which such Person, as the lessee, is obligated to pay under the terms of said leases, except to the extent that such taxes, insurance, maintenance and similar expenses are payable by sublessees), including rental commitments under Capital Leases.

        "Letter-of-credit right" means a right to payment or performance under a letter of credit, whether or not the beneficiary has demanded or is at the time entitled to demand payment or performance.

        "Liabilities" means at any date all liabilities that in accordance with GAAP consistently applied should be classified as liabilities on a consolidated balance sheet of the Borrower and its Subsidiaries.

        "Licenses" means any and all licenses, certificates of need, operating permits, franchises, and other licenses, authorizations, certifications, permits, or approvals, other than construction permits, issued by, or on behalf of, any Governmental Authority now existing or at any time hereafter issued, with respect to the acquisition, construction, renovation, expansion, leasing, management, ownership and/or operation of any and all assisted living facilities, accreditation of any Sunrise Facility, and/or the participation or eligibility for participation in any third party payment or reimbursement programs to the extent the Borrower, any of the Guarantors or any of their Affiliates are participating in such programs (but specifically excluding any and all Participation Agreements to the extent required by Law), any and all operating licenses issued by any state Governmental Authority, any and all pharmaceutical licenses and other licenses related to the purchase, dispensing, storage, prescription or use of drugs, medications, and other "controlled substances," any and all licenses relating to the operation of food or beverage facilities or amenities, if any, and any and all certifications and eligibility for participation in Medicare, Medicaid, Blue Cross and/or Blue Shield, or any of the Managed Care Plans, private insurer, employee assistance programs or other third party payment or reimbursement programs as the same may from time to time be amended, renewed, restated, reissued, restricted, supplemented or otherwise modified.

        "Lien" means any mortgage, deed of trust, deed to secure debt, grant, pledge, security interest, assignment, encumbrance, judgment, lien, financing statement, hypothecation, provision in any instrument or other document for confession of judgment, cognovit or other similar right or other remedy, claim, charge, control over or interest of any kind in real or personal property


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securing any indebtedness, duties, obligations, and liabilities owed to, or claimed to be owed to, a Person, all whether perfected or unperfected, avoidable or unavoidable, based on the common law, statute or contract or otherwise, including, without limitation, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction, excluding the precautionary filing of any financing statement by any lessor in a true lease transaction, by any bailor in a true bailment transaction or by any consignor in a true consignment transaction under the Uniform Commercial Code of any jurisdiction or the agreement to give any financing statement by any lessee in a true lease transaction, by any bailee in a true bailment transaction or by any consignee in a true consignment transaction.

        "Liquid Assets" means cash, Cash Equivalents and readily marketable securities.

        "Loan" means the Revolving Loan.

        "Loan Notice" has the meaning described in Section 2.1.2 (Procedure for Making Advances).

        "Managed Care Plans" means any health maintenance organization, preferred provider organization, individual practice association, competitive medical plan, or similar arrangement, entity, organization, or Person.

        "Material Adverse Change" means a significant adverse change in a Person's financial position or capacity including but not limited to significant adverse changes in (a) liquidity, (b) gross revenues, (c) total expenses, (d) such Person's net worth, or (e) ability to meet payment obligations under such Person's Funded Debt, the Obligations and/or contingent liabilities.

        "Maximum Rate" has the meaning described in Section 2.2.5 (Maximum Interest Rate).

        "Multi-employer Plan" means a Plan that is a Multi-employer plan as defined in Section 4001(a)(3) of ERISA.

        "Note" means the Revolving Credit Note, and "Notes" means collectively the Revolving Credit Note, and any other promissory note which may from time to time evidence all or any portion of the Obligations.

        "Obligations" means all present and future indebtedness, duties, obligations, and liabilities, whether now existing or contemplated or hereafter arising, of the Borrower to the Lender under, arising pursuant to, in connection with and/or on account of the provisions of this Agreement, each Note, each Security Document, and/or any of the other Financing Documents, the Loan, any Swap Contract and/or any of the Facilities including, without limitation, the principal of, and interest on, each Note, late charges, the Fees, Enforcement Costs, and prepayment fees (if any), letter of credit reimbursement obligations, letter of credit fees or fees charged with respect to any guaranty of any letter of credit; also means all other present and future indebtedness, duties, obligations, and liabilities, whether now existing or contemplated or hereafter arising, of the Borrower to the Lender or its Affiliates of any nature whatsoever, regardless of whether such indebtedness, duties, obligations, and liabilities be direct, indirect, primary, secondary, joint, several, joint and several, fixed or contingent; and also means any and



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all renewals, extensions, substitutions, amendments, restatements and rearrangements of any such indebtedness, duties, obligations, and liabilities.

        "Origination Fee" has the meaning described in Section 2.2.3 (Origination Fee).

        "Participation Agreements" means any and all third party payor participation or reimbursement agreements now or at any time hereafter existing for the benefit of the Borrower, any of the Guarantors or any of their Affiliates relating to rights to payment or reimbursement from, and claims against, private insurers, Managed Care Plans, material employee assistance programs, Blue Cross and/or Blue Shield, federal, state and local Governmental Authorities, including without limitation, Medicare and Medicaid, and other third party payors, as the same may from time to time be amended, restated, extended, supplemented or modified.

        "PBGC" means the Pension Benefit Guaranty Corporation.

        "Permitted Liens" means: (a) Liens for Taxes which are not delinquent or which the Lender has determined in the exercise of its sole and absolute discretion (i) are being diligently contested in good faith and by appropriate proceedings, and such contest operates to suspend collection of the contested Taxes and enforcement of a Lien, (ii) the Borrower has the financial ability to pay, with all penalties and interest, at all times without materially and adversely affecting the Borrower, and (iii) are not, and will not be with appropriate filing, the giving of notice and/or the passage of time, entitled to priority over any Lien of the Lender; (b) deposits or pledges to secure obligations under workers' compensation, social security or similar laws, or under unemployment insurance in the ordinary course of business; (c) Liens securing the Obligations; (d) judgment Liens to the extent the entry of such judgment does not constitute a Default or an Event of Default under the terms of this Agreement; and (e) such other Liens, if any, as are set forth on Schedule
1.1.1 attached hereto and made a part hereof.

        "Permitted Uses" means the payment of sums due in connection with the Purchase Agreement Transaction, to fund a share and/or convertible note repurchase program by the Borrower and to provide temporary working capital.

        "Person" means and includes an individual, a corporation, a partnership, a joint venture, a limited liability company or partnership, a trust, an unincorporated association, a Governmental Authority, or any other organization or entity.

        "Plan" means any pension plan that is covered by Title IV of ERISA and in respect of which the Borrower or a Commonly Controlled Entity is an "employer" as defined in Section 3 of ERISA.

        "Post-Default Rate" means the Prime Rate in effect from time to time, plus four percent (4%) per annum.

        "Prime Rate" means the rate of interest publicly announced from time to time by the Lender as its prime rate. It is a rate set by the Lender based upon various factors including the Lender's costs and desired return, general economic conditions, and other factors, and is used as a reference point for pricing some loans. However, the Lender may price loans at, above, or



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below such announced rate. Any changes in the Prime Rate shall take effect on the day specified in the public announcement of such change.

        "Proceeds" has the meaning described in the Uniform Commercial Code as in effect from time to time.

        "Pro-forma Balance Sheet" has the meaning described in Section 3.1.12 (Pro-forma Financial Statements).

        "Pro-forma Financial Projections" has the meaning described in Section
3.1.12 (Pro-forma Financial Statements).

        "Purchase Agreement" means that certain purchase agreement dated December 30, 2002 by and between the Borrower and the Seller.

        "Purchase Agreement Documents" means collectively the Purchase Agreement and any and all other agreements, documents or instruments (together with any and all amendments, modifications, and supplements thereto, restatements thereof, and substitutes therefor) previously, now or hereafter executed and delivered by the Borrower, the Seller, or any other Person in order to effect with the Purchase Agreement Transaction.

        "Purchase Agreement Transaction" means the stock purchase transaction contemplated by the provisions of the Purchase Agreement.

        "Registered Organization" means an organization organized solely under the law of a single state or the United States and as to which the state or the United States must maintain a public record showing the organization to have been organized.

        "Rent Expense" means the actual rent expense incurred by the Borrower, the Guarantors or any Affiliate as a tenant under leases with respect to any Sunrise Facility.

        "Replacement Reserve" means $250 per year per bed in each Sunrise Facility (whether or not such Sunrise Facility is stabilized).

        "Reportable Event" means any of the events set forth in Section 4043(c) of ERISA or the regulations thereunder.

        "Responsible Officer" means the chief executive officer of the Borrower or the president of the Borrower or, with respect to financial matters, the chief financial officer of the Borrower.

        "Revolving Credit Commitment" means the agreement of the Lender relating to the making of the Revolving Loan and advances thereunder subject to and in accordance with the provisions of this Agreement.

        "Revolving Credit Commitment Period" means the period of time from the Closing Date to the Business Day preceding the Revolving Credit Termination Date.


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        "Revolving Credit Committed Amount" has the meaning described in Section
2.1.1 (Revolving Credit Facility).

        "Revolving Credit Expiration Date" means that date which is 364 days after the Effective Date hereof.

        "Revolving Credit Facility" means the facility established by the Lender pursuant to Section 2.1 (Revolving Credit Facility).

        "Revolving Credit Note" has the meaning described in Section 2.1.3 (Revolving Credit Note).

        "Revolving Credit Termination Date" means the earlier of (a) the Revolving Credit Expiration Date, or (b) the date on which the Revolving Credit Commitment is terminated pursuant to 6.1.13 (Remedies) or otherwise.

        "Revolving Credit Unused Line Fee" and "Revolving Credit Unused Line Fees" have the meanings described in Section 2.1.6 (Revolving Credit Unused Line
Fee).

        "Revolving Loan" has the meaning described in Section 2.1.1 (Revolving Credit Facility).

        "Revolving Loan Account" has the meaning described in Section 2.1.5 (Revolving Loan Account).

        "SALII" means Sunrise Assisted Living Investments, Inc., a Virginia corporation, and its successors and assigns.

        "SALMI" means Sunrise Assisted Living Management, Inc., a Virginia corporation, and its successors and assigns.

        "SDI" means Sunrise Development, Inc., a Virginia corporation, and its successors and assigns.

        "Seller" has the meaning set forth in the Purchase Agreement.

        "State" means the Commonwealth of Virginia.

        "Subordinated Indebtedness" means all Debt, incurred at any time by the Borrower, which is in amounts, subject to repayment terms, and subordinated to the Obligations, as set forth in one or more written agreements, all in form and substance satisfactory to the Lender in its sole and absolute discretion.

        "Subsidiary" means any corporation the majority of the voting shares of which at the time are owned directly by the Borrower and/or by one or more Subsidiaries of the Borrower.

        "Sunrise Facility" means any completed and open assisted living facility, independent living facility or any other senior living facility owned by Borrower or an Affiliate of Borrower.


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        "Supporting Obligation" means a letter-of-credit right, secondary obligation or obligation of a secondary obligor or that supports the payment or performance of an account, chattel paper, a document, a general intangible, an instrument or Investment Property.

        "Swap Contract" means any document, instrument or agreement between Borrower and Lender or any affiliate of Lender, now existing or entered into in the future, relating to an interest rate swap transaction, forward rate transaction, interest rate cap, floor or collar transaction, any similar transaction, any option to enter into any of the foregoing, and any combination of the foregoing, which agreement may be oral or in writing, including, without limitation, any master agreement relating to or governing any or all of the foregoing and any related schedule or confirmation, each as amended from time to time.

        "Tangible Net Worth" means, at any time, the sum at such time of Net Worth (as defined by GAAP), less the total of (a) all assets which would be classified as intangible assets under GAAP (except for goodwill purchased in connection with the acquisition of Karrington Health, Inc. in the amount of $32,000,000 and goodwill and management contracts and leaseholds acquired in connection with the Purchase Agreement Transaction which shall be included in Tangible Net Worth) including Trademarks, trademark applications, trade names, service marks, patent applications and licenses, and deferred charges, (b) any revaluation or other write-up in book value of assets subsequent to the date of the most recent financial statements delivered to the Lender prior to the date of this Agreement, (c) the amount of all loans and advances to, or investments in, any person or entity, excluding (i) cash equivalents and deposit accounts maintained by the Borrower with any financial institution (ii) certain mortgage revenue bonds issued by the Bucks County, Pennsylvania Industrial Development Authority and (iii) investments of less than $2,500,000 individually (not to exceed $10,000,000 in the aggregate), and (d) advances or loans made to or receivables from any unconsolidated Affiliates (excluding subordinated debt or loans of unconsolidated Subsidiaries and Affiliates of the Borrower which are parties to development and management contracts with SDI and SALMI) of which the Borrower owns less than fifty percent (50%) or any stockholder of the Borrower or any Affiliate.

        "Taxes" means all taxes and assessments whether general or special, ordinary or extraordinary, or foreseen or unforeseen, of every character (including all penalties or interest thereon), which at any time may be assessed, levied, confirmed or imposed by any Governmental Authority on the Borrower or any of its properties or assets or any part thereof or in respect of any of its franchises, businesses, income or profits.

        "Trademarks" means and includes in each case whether now existing or hereafter arising, all of the Borrower's rights, title and interest in and to
(a) any and all trademarks (including service marks), trade names and trade styles, and applications for registration thereof and the goodwill of the business symbolized by any of the foregoing, (b) any and all licenses of trademarks, service marks, trade names and/or trade styles, whether as licensor or licensee, (c) any renewals of any and all trademarks, service marks, trade names, trade styles and/or licenses of any of the foregoing, (d) income, royalties, damages and payments now or hereafter due and/or payable with respect thereto, including, without limitation, damages, claims, and payments for past, present and future infringements thereof, (e) rights to sue for past, present and future infringements of any of the foregoing, including the right to settle suits involving claims



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

and demands for royalties owing, and (f) all rights corresponding to any of the foregoing throughout the world.

        "Uniform Commercial Code" means, unless otherwise provided in this Agreement, the Uniform Commercial Code as adopted by and in effect from time to time in the State or in any other jurisdiction, as applicable.

        "Wholly Owned Subsidiary" means any domestic United States corporation, all the shares of stock of all classes of which (other than directors' qualifying shares) at the time are owned directly or indirectly by the Borrower and/or by one or more Wholly Owned Subsidiaries of the Borrower.

        Section 1.2     Accounting Terms and Other Definitional Provisions.

        Unless otherwise defined herein, as used in this Agreement and in any certificate, report or other document made or delivered pursuant hereto, accounting terms not otherwise defined herein, and accounting terms only partly defined herein, to the extent not defined, shall have the respective meanings given to them under GAAP, as consistently applied to the applicable Person. All terms used herein which are defined by the Uniform Commercial Code shall have the same meanings as assigned to them by the Uniform Commercial Code unless and to the extent varied by this Agreement. The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, subsection, schedule and exhibit references are references to articles, sections or subsections of, or schedules or exhibits to, as the case may be, this Agreement unless otherwise specified. As used herein, the singular number shall include the plural, the plural the singular and the use of the masculine, feminine or neuter gender shall include all genders, as the context may require. Reference to any one or more of the Financing Documents shall mean the same as the foregoing may from time to time be amended, restated, substituted, extended, renewed, supplemented or otherwise modified.

                                   ARTICLE II
                              THE CREDIT FACILITIES

        Section 2.1     The Revolving Credit Facility.

                        2.1.1   Revolving Credit Facility.

                                (a)     Subject to and upon the provisions of
this Agreement, the Lender establishes a revolving credit facility in favor of the Borrower. The aggregate of all advances under the Revolving Credit Facility is sometimes referred to in this Agreement as the "Revolving Loan". The principal amount of Fifty Million Dollars ($50,000,000) is the "Revolving Credit Committed Amount".

                                (b)     During the Revolving Credit Commitment
Period, the Borrower may request advances under the Revolving Credit Facility in accordance with the provisions of this Agreement provided that after giving effect to the Borrower's request the aggregate outstanding principal balance of the Revolving Loan would not exceed the Revolving Credit Committed Amount.

                                (c)     Unless sooner paid, the unpaid Revolving
Loan, together with interest accrued and unpaid thereon, and all other Obligations shall be due and payable in full on the Revolving Credit Expiration Date.

                        2.1.2 Procedure for Making Advances Under the Revolving Loan; Lender Protection Loans.

                                (a)     The Borrower may borrow under the
Revolving Credit Facility on any Business Day. Advances under the Revolving Loan shall be deposited to a demand deposit account of the Borrower with the Lender (or an Affiliate of the Lender) or shall be otherwise applied as directed by the Borrower, which direction the Lender may require to be in writing. No later than 10:00 a.m. (Eastern Time) on the date of the requested borrowing, the Borrower shall give the Lender oral or written notice (a "Loan Notice") of the amount and (if requested by the Lender) the purpose of the requested borrowing. Any oral Loan Notice shall be confirmed in writing by the Borrower within three (3) Business Days after the making of the requested advance under the Revolving Loan. Each Loan Notice shall be irrevocable.

                                (b)     In addition, the Borrower hereby
irrevocably authorizes the Lender at any time and from time to time, without further request from or notice to the Borrower, to make advances under the Revolving Loan, which the Lender, in its sole and absolute discretion, deems necessary or appropriate to protect the interests of the Lender, including, without limitation, advances and reserves under the Revolving Loan made to cover debit balances in the Revolving Loan Account, principal of, and/or interest on, the Loan, the Obligations, and/or Enforcement Costs, prior to, on, or after the termination of other advances under this Agreement, regardless of whether the outstanding principal amount of the Revolving Loan that the Lender may advance or reserve hereunder exceeds the Revolving Credit Committed Amount.

                        2.1.3   Revolving Credit Note.

        The obligation of the Borrower to pay the Revolving Loan, with interest, shall be evidenced by a promissory note (as from time to time extended, amended, restated, supplemented or otherwise modified, the "Revolving Credit Note") substantially in the form of EXHIBIT A attached hereto and made a part hereof, with appropriate insertions. The Revolving Credit Note shall be dated as of the Closing Date, shall be payable to the order of the Lender at the times provided in the Revolving Credit Note, and shall be in the principal amount of the Revolving Credit Committed Amount. The Borrower acknowledges and agrees that, if the outstanding principal balance of the Revolving Loan outstanding from time to time exceeds the face amount of the Revolving Credit Note, the excess shall bear interest at the Post-Default Rate for the Revolving Loan and shall be payable, with accrued interest, ON DEMAND. The Revolving Credit Note shall not operate as a novation of any of the Obligations or nullify, discharge, or release any such Obligations or the continuing contractual relationship of the parties hereto in accordance with the provisions of this Agreement.

                        2.1.4   Prepayments of Revolving Loan.

        The Borrower shall have the option, at any time and from time to time, to prepay the Revolving Loan, in whole or in part without premium or penalty.

                        2.1.5   Revolving Loan Account.

        The Lender will establish and maintain a loan account on its books (the "Revolving Loan Account") to which the Lender will (a) debit (i) the principal amount of each advance of the Revolving Loan made by the Lender hereunder as of the date made, (ii) the amount of any interest accrued on the Revolving Loan as and when due, and (iii) any other amounts due and payable by the Borrower to the Lender from time to time under the provisions of this Agreement in connection with the Revolving Loan, including, without limitation, Enforcement Costs, Fees, late charges, and service, collection and audit fees, as and when due and payable, and (b) credit all payments made by the Borrower to the Lender on account of the Revolving Loan as of the date made. All credit entries to the Revolving Loan Account are conditional and shall be readjusted as of the date made if final and indefeasible payment is not received by the Lender in cash or solvent credits. Any and all periodic or other statements or reconciliations, and the information contained in those statements or reconciliations, of the Revolving Loan Account shall be final, binding and conclusive upon the Borrower in all respects, absent manifest error, unless the Lender receives specific written objection thereto from the Borrower within thirty (30) Business Days after such statement or reconciliation shall have been sent by the Lender.

                        2.1.6   Revolving Credit Unused Line Fee.

        The Borrower shall pay to the Lender a revolving credit facility fee (collectively, the "Revolving Credit Unused Line Fees" and individually, a "Revolving Credit Unused Line Fee") in an amount equal to ten (10) basis points per annum of the average daily unused and undisbursed portion of the Revolving Credit Committed Amount in effect from time to time accruing during each quarter. The accrued and unpaid portion of the Revolving Credit Unused Line Fee shall be paid by the Borrower to the Lender on the first day of each quarter, commencing on the first such date following the date hereof, and on the Revolving Credit Termination Date.

        Section 2.2     General Financing Provisions.

                        2.2.1   Borrower's Representatives.

        The Lender is hereby irrevocably authorized by the Borrower to make advances under the Loan to the Borrower pursuant to the provisions of this Agreement upon the written, oral or telephone request of any one of the Persons who is from time to time a Responsible Officer of the Borrower under the provisions of the most recent certificate of corporate resolutions and/or incumbency of the Borrower on file with the Lender and also upon the written, oral or telephone request of anyone of the Persons who is from time to time an officer or employee of the Borrower whom a Responsible Officer from time to time authorizes in writing to do so. The Lender assumes no responsibility or liability for any errors, mistakes, and/or discrepancies in the oral, telephonic, written or other transmissions of any instructions, orders, requests and confirmations between the Lender and the Borrower in connection with the Credit Facilities, any Loan or any other transaction in connection with the provisions of this Agreement.

                        2.2.2   Use of Proceeds of the Loan.

        The proceeds of each advance under the Loan shall be used by the Borrower for Permitted Uses, and for no other purposes except as may otherwise be agreed by the Lender in writing.

                        2.2.3   Origination Fee.

        The Borrower shall pay to the Lender on or before the Closing Date a loan origination fee (the "Origination Fee") in the amount of Two Hundred Fifty Thousand Dollars ($250,000), which fee has been fully earned and is non-refundable and to which is credited $25,000 paid to the Lender on or about January 7, 2003.

                        2.2.4   Computation of Interest and Fees.

        All applicable Fees and interest shall be calculated on the basis of a year of 365 days for the actual number of days elapsed. Any change in the interest rate on any of the Obligations resulting from a change in the Prime Rate shall become effective as of the opening of business on the day on which such change in the Prime Rate is announced.

                        2.2.5   Maximum Interest Rate.

        In no event shall any interest rate provided for hereunder exceed the maximum rate permissible for corporate borrowers under applicable law for loans of the type provided for hereunder (the "Maximum Rate"). If, in any month, any interest rate, absent such limitation, would have exceeded the Maximum Rate, then the interest rate for that month shall be the Maximum Rate, and, if in future months, that interest rate would otherwise be less than the Maximum Rate, then that interest rate shall remain at the Maximum Rate until such time as the amount of interest paid hereunder equals the amount of interest which would have been paid if the same had not been limited by the Maximum Rate. In the event that, upon payment in full of the Obligations, the total amount of interest paid or accrued under the terms of this Agreement is less than the total amount of interest which would, but for this Section, have been paid or accrued if the interest rates otherwise set forth in this Agreement had at all times been in effect, then the Borrower shall, to the extent permitted by applicable law, pay the Lender, an amount equal to the excess of (a) the lesser of (i) the amount of interest which would have been charged if the Maximum Rate had, at all times, been in effect or (ii) the amount of interest which would have accrued had the interest rates otherwise set forth in this Agreement, at all times, been in effect over (b) the amount of interest actually paid or accrued under this Agreement. In the event that a court determines that the Lender has received interest and other charges hereunder in excess of the Maximum Rate, such excess shall be deemed received on account of, and shall automatically be applied to reduce, the Obligations other than interest, in the inverse order of maturity, and if there are no Obligations outstanding, the Lender shall refund to the Borrower such excess.

                        2.2.6   Payments.

        All payments of the Obligations, including, without limitation, principal, interest, prepayments, and Fees, shall be paid by the Borrower without setoff, recoupment or counterclaim to the Lender in immediately available funds not later than 3:00 p.m. (Eastern Time) on the due date of such payment. All payments received by the Lender after such time shall be deemed to have been received by the Lender for purposes of computing interest and Fees and otherwise as of the next Business Day. Payments shall not be considered received by the Lender until such payments are paid to the Lender in immediately available funds to the Lender's principal office in McLean, Virginia or at such other location as the Lender may at any time and from time to time notify the Borrower. Alternatively, at its sole discretion, the Lender may charge any deposit account of the Borrower at the Lender or any Affiliate of the Lender with all or any part of any amount due to the Lender under this Agreement or any of the other Financing Documents to the extent that the Borrower shall have not otherwise tendered payment to the Lender.

                        2.2.7   Liens; Setoff.

        The Borrower hereby grants to the Lender as security for all of the Obligations, a continuing Lien on any and all monies, Investment Property, and other property of the Borrower and the proceeds thereof, now or hereafter held or received by, or in transit to, the Lender, and/or any Affiliate of the Lender, from or for the account of, the Borrower, and also upon any and all deposit accounts (general or special) and credits of the Borrower, if any, with the Lender or any Affiliate of the Lender, at any time existing, excluding any deposit accounts held by the Borrower in its capacity as trustee, managing member, managing agent or other similar fiduciary capacity for other Persons. Without implying any limitation on any other rights the Lender may have under the Financing Documents or applicable Laws, during the continuance of an Event of Default, the Lender is hereby authorized by the Borrower at any time and from time to time, without notice to the Borrower, to set off, appropriate and apply any or all items hereinabove referred to against all Obligations then outstanding (whether or not then due), all in such order and manner as shall be determined by the Lender in its sole and absolute discretion.

                        2.2.8   Requirements of Law.

        In the event that the Lender shall have determined in good faith that
(a) the adoption of any Capital Adequacy Regulation, or (b) any change in any Capital Adequacy Regulation or in the interpretation or application thereof or
(c) compliance by the Lender or any corporation controlling the Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any central bank or Governmental Authority, does or shall have the effect of reducing the rate of return on the capital of the Lender or any corporation controlling the Lender, as a consequence of the obligations of the Lender hereunder to a level below that which the Lender or any corporation controlling the Lender would have achieved as of the Effective Date hereof but for such adoption, change or compliance (taking into consideration the policies of the Lender and the corporation controlling the Lender, with respect to capital adequacy) by an amount deemed by the Lender, in its discretion, to be material, then from time to time, after submission by the Lender to the Borrower of a written request therefor and a statement of the basis for such determination, the Borrower shall pay to the Lender as a reduction in principal such additional amount or amounts in order to compensate the Lender or its controlling corporation for any such reduction.

                                  ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

        Section 3.1     Representations and Warranties.

        The Borrower represents and warrants to the Lender, as follows:

                        3.1.1   Subsidiaries.

        The Borrower has the Subsidiaries listed on EXHIBIT B attached hereto and made a part hereof and no others. Each of the Subsidiaries is a Wholly Owned Subsidiary except as shown on EXHIBIT B, which correctly indicates the nature and amount of the Borrower's ownership interests therein.

                        3.1.2   Existence.

        The Borrower (a) is a Registered Organization under the laws of the jurisdiction stated in the Preamble of this Agreement, (b) has the power to own its property and to carry on its business as now being conducted, and (c) is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned by it therein or in which the transaction of its business makes such qualification necessary. The Borrower is organized under the laws of only one (1) jurisdiction.

                        3.1.3   Power and Authority.

        The Borrower has full power and authority to execute and deliver this Agreement, the other Financing Documents and the Purchase Agreement Documents to which it is a party, to make the borrowings under this Agreement, to close and consummate the Purchase Agreement Transaction and to incur and perform the Obligations whether under this Agreement, the other Financing Documents or otherwise, all of which have been duly authorized by all proper and necessary action. Except for approval under the Hart-Scott-Rodino Act, which approval has been obtained, no consent or approval of owners or any creditors of the Borrower, and no consent, approval, filing or registration with or notice to any Governmental Authority on the part of the Borrower, is required as a condition to the execution, delivery, validity or enforceability of this Agreement, the other Financing Documents or any of the Purchase Agreement Documents, the performance by the Borrower of the Obligations or the closing and consummation of the Purchase Agreement Transaction.

                        3.1.4   Binding Agreements.

        This Agreement and the other Financing Documents executed and delivered by the Borrower have been properly executed and delivered and constitute the valid and legally binding obligations of the Borrower and are fully enforceable against the Borrower in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties, and general principles of equity regardless of whether applied in a proceeding in equity or at law.

                        3.1.5   No Conflicts.

        Neither the execution, delivery and performance of the terms of this Agreement or of any of the other Financing Documents executed and delivered by the Borrower nor the consummation of the transactions contemplated by this Agreement will conflict with, violate or be prevented by (a) the Borrower's organizational or governing documents, (b) any existing mortgage, indenture, contract or agreement binding on the Borrower or affecting its property, or (c) any Laws.

                        3.1.6   No Defaults, Violations.

        No Default or Event of Default has occurred and is continuing.

        Neither the Borrower nor any of its Subsidiaries is in default under or with respect to any obligation under any existing mortgage, indenture, contract or agreement binding on it or affecting its property in any respect which could be materially adverse to the business, operations, property or financial condition of the Borrower, or which could materially adversely affect the ability of the Borrower to perform its obligations under this Agreement or the other Financing Documents, to which the Borrower is a party.

                        3.1.7   Compliance with Laws.

        Neither the Borrower nor any of its Subsidiaries is in violation of any applicable Laws or order, writ, injunction, decree or demand of any court, arbitrator, or any Governmental Authority affecting the Borrower or any of its properties, the violation of which, considered in the aggregate, could materially adversely affect the business, operations or properties of the Borrower and/or its Subsidiaries.

                        3.1.8   Margin Stock.

        None of the proceeds of the Loan will be used, directly or indirectly, by the Borrower or any Subsidiary for the purpose of purchasing or carrying, or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry, any "margin stock" within the meaning of Regulation U (12 CFR Part 221), of the Board of Governors of the Federal Reserve System or for any other purpose which might make the transactions contemplated in this Agreement a "purpose credit" within the meaning of Regulation U, or cause this Agreement to violate any other regulation of the Board of Governors of the Federal Reserve System or the Securities Exchange Act of 1934 or the Small Business Investment Act of 1958, as amended, or any rules or regulations promulgated under any of such statutes.

                        3.1.9   Investment Company Act; Margin Stock.

        Neither the Borrower nor any of its Subsidiaries is an investment company within the meaning of the Investment Company Act of 1940, as amended, nor is it, directly or indirectly, controlled by or acting on behalf of any Person which is an investment company within the meaning of said Act. Neither the Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying "margin stock" within the meaning of Regulation U (12 CFR
Part 221), of the Board of Governors of the Federal Reserve System.

                        3.1.10  Litigation.

        Except as otherwise disclosed on Schedule 3.1.10 attached hereto and made a part hereof, there are no proceedings, actions or investigations pending or, so far as the Borrower knows, threatened before or by any court, arbitrator or any Governmental Authority which, in any one case or in the aggregate, if determined adversely to the interests of the Borrower or any Subsidiary, would have a material adverse effect on the business, properties, condition (financial or otherwise) or operations, present or prospective, of the Borrower.

                        3.1.11  Financial Condition.

        The consolidated annual financial statements of the Borrower dated December 31, 2002 and quarterly statements dated September 20, 2002 are complete and correct and fairly present the financial position of the Borrower and its Subsidiaries and the results of their operations and transactions in their surplus accounts as of the date and for the period referred to and have been prepared in accordance with GAAP applied on a consistent basis throughout the period involved. There are no liabilities, direct or indirect, fixed or contingent, of the Borrower or its Subsidiaries as of the date of such financial statements that are not reflected therein or in the notes thereto. There has been no adverse change in the financial condition or operations of the Borrower or its Subsidiaries since the date of such financial statements and to the Borrower's knowledge no such adverse change is pending or threatened. Neither the Borrower nor any Subsidiary has guaranteed the obligations of, or made any investment in or advances to, any Person, except as disclosed in such financial statements.

                        3.1.12  Pro-forma Financial Statements.

        The Borrower has furnished to the Lender a Pro-forma combined balance sheet of the Borrower and its Subsidiaries as of immediately after consummation of the Purchase Agreement Transaction (the "Pro-forma Balance Sheet") together with Pro-forma financial projections for the 2003 year period subsequent to consummation of the Purchase Agreement Transaction (the "Pro-forma Financial Projections"). A copy of the Pro-forma Balance Sheet and the Pro-forma Financial Projections are attached hereto as EXHIBITS C-1 and C-2, respectively. The Pro-forma Balance Sheet is correct and complete, represents management's best estimate of the consolidated financial condition of the Borrower and its Subsidiaries as of immediately after consummation of the Purchase Agreement Transaction and the transactions incident thereto. The Pro-forma Financial Projections are based upon available information and assumptions that management of the Borrower believes are reasonable.

                        3.1.13  Full Disclosure.

        The financial statements referred to in Section 3.1.11 (Financial Condition) and Section 3.1.12 (Pro-Forma Financial Statements), the Financing Documents (including, without limitation, this Agreement), and the statements, reports or certificates furnished by the Borrower in connection with the Financing Documents (a) do not contain any untrue statement of a material fact and (b) when taken in their entirety, do not omit any material fact necessary to make the statements contained therein not misleading. There is no fact known to the Borrower which the Borrower has not disclosed to the Lender in writing prior to the date of this Agreement with respect to the transactions contemplated by the Financing Documents that materially and adversely affects or in the future could, in the reasonable opinion of the Borrower materially adversely affect the condition, financial or otherwise, results of operations, business, or assets of the Borrower or any Subsidiary.

                        3.1.14  Indebtedness for Borrowed Money.

        Except for the Obligations and except as set forth in Schedule 3.1.14 attached hereto and made a part hereof, the Borrower has no Indebtedness for Borrowed Money. The Borrower will provide to Lender upon request by Lender photocopies of all promissory notes evidencing any Indebtedness for Borrowed Money set forth in Schedule 3.1.14, together with any and all subordination agreements, other agreements, documents, or instruments securing, evidencing, guarantying or otherwise executed and delivered in connection therewith.

                        3.1.15  Taxes.

        Each of the Borrower and its Subsidiaries has filed all returns, reports and forms for Taxes that, to the knowledge of the Borrower, are required to be filed, and has paid all Taxes as shown on such returns or on any assessment received by it, to the extent that such Taxes have become due, unless and to the extent only that such Taxes, assessments and governmental charges are currently contested in good faith and by appropriate proceedings by the Borrower, such Taxes are not the subject of any Liens other than Permitted Liens, and adequate reserves therefor have been established as required under GAAP. All tax liabilities of the Borrower were as of the date of financial statements referred to in Section 3.1.11 (Financial Condition), and are now, adequately provided for on the books of the Borrower or its Subsidiaries, as appropriate. No tax liability has been asserted by the Internal Revenue Service or any state or local authority against the Borrower for Taxes in excess of those already paid.

                        3.1.16  ERISA.

        With respect to any Plan that is maintained or contributed to by the Borrower and/or by any Commonly Controlled Entity or as to which the Borrower retains material liability: (a) no "accumulated funding deficiency" as defined in Code Section 412 or ERISA Section 302 has occurred, whether or not that accumulated funding deficiency has been waived; (b) no Reportable Event has occurred other than events for which reporting has been waived; (c) no termination of any plan subject to Title IV of ERISA has occurred; (d) neither the Borrower nor any Commonly Controlled Entity has incurred a "complete withdrawal" within the meaning of ERISA Section 4203 from any Multi-employer Plan; (e) neither the Borrower nor any Commonly Controlled Entity has incurred a "partial withdrawal" within the meaning of ERISA Section 4205 with respect to any Multi-employer Plan; (f) no Multi-employer Plan to which the Borrower or any Commonly Controlled Entity has an obligation to contribute is in "reorganization" within the meaning of ERISA Section 4241 nor has notice been received by the Borrower or any Commonly Controlled Entity that such a Multi-employer Plan will be placed in "reorganization".

                        3.1.17  Title to Properties.

        The Borrower has good and marketable title to all of its properties and the properties and assets reflected in the balance sheets described in Section
3.1.11 (Financial Condition). The Borrower has legal, enforceable and uncontested rights to use freely such property and assets. All of such properties that were purchased, were purchased for fair consideration and reasonably equivalent value in the ordinary course of business of both the seller and the Borrower and not, by way of example only, as part of a bulk sale.

                        3.1.18  Trademarks, Etc.

        Each of the Borrower and its Subsidiaries owns, possesses, or has the right to use all necessary licenses, Trademarks, permits and franchises to own its properties and to conduct its business as now conducted, without known conflict with the rights of any other Person. Any and all obligations to pay royalties or other charges with respect to such properties and assets are properly reflected on the financial statements described in Section 3.1.11 (Financial Condition).

                        3.1.19  Employee Relations.

        Except as disclosed on Schedule 3.1.19 attached hereto and made a part hereof, (a) neither the Borrower nor any Subsidiary thereof nor any of the Borrower's or Subsidiary's employees is subject to any collective bargaining agreement, (b) no petition for certification or union election is pending with respect to the employees of the Borrower or any Subsidiary and no union or collective bargaining unit has sought such certification or recognition with respect to the employees of the Borrower, (c) there are no strikes, slowdowns, work stoppages or controversies pending or, to the best knowledge of the Borrower after due inquiry, threatened between the Borrower and its employees, and (d) neither the Borrower nor any of its Subsidiaries is subject to an employment contract, severance agreement, commission contract, consulting agreement or bonus agreement. Hours worked and payments made to the employees of the Borrower have not been in violation of the Fair Labor Standards Act or any other applicable law dealing with such matters. All payments due from the Borrower or for which any claim may be made against the Borrower, on account of wages and employee and retiree health and welfare insurance and other benefits have been paid or accrued as a liability on its books. The consummation of the transactions contemplated by the Financing Agreement or any of the other Financing Documents, or by the Purchase Agreement or any of the other Purchase Agreement Documents, will not give rise to a right of termination or right of re-negotiation on the part of any union under any collective bargaining agreement to which the Borrower is a party or by which it is bound.

                        3.1.20 Presence of Hazardous Materials or Hazardous Materials Contamination.

        Except as disclosed on Schedule 3.1.20 attached hereto and made a part hereof, to the best of the Borrower's knowledge, (a) no Hazardous Materials are located on any real property owned, controlled or operated by the Borrower or for which the Borrower is, or is claimed to be, responsible, except for reasonable quantities of necessary supplies for use by the Borrower in the ordinary course of its current line of business and stored, used and disposed in accordance with applicable Laws; and (b) no property owned, controlled or operated by the Borrower or for which the Borrower has, or is claimed to have, responsibility has ever been used as a manufacturing, storage, or dump site for Hazardous Materials nor is affected by Hazardous Materials Contamination at any other property.

                        3.1.21  Purchase Agreement Transaction.

        The Lender has received true and correct photocopies of the Purchase Agreement and each of the other Purchase Agreement Documents, executed, delivered and/or furnished on or before the Closing Date in order to effect the Purchase Agreement Transaction. Neither the Purchase Agreement nor any of the other Purchase Agreement Documents have been modified, changed, supplemented, canceled, amended or otherwise altered or affected in any material respect, except as otherwise disclosed to the Lender in writing on or before the Closing Date. Simultaneously with the funding of the Loan the Purchase Agreement Transaction shall have been effected, closed and consummated pursuant to, and in accordance with, the terms and conditions of the Purchase Agreement and with all applicable Laws.

        Section 3.2     Survival; Updates of Representations and Warranties.

        All representations and warranties contained in or made under or in connection with this Agreement and the other Financing Documents shall survive the Closing Date, the making of any advance under the Loan and extension of credit made hereunder, and the incurring of any other Obligations and shall be deemed to have been made at the time of each request for, and again at the time of the making of, each advance under the Loan, except that the representations and warranties which relate to the financial statements which are referred to in
Section 3.1.11 (Financial Condition), shall also be deemed to cover financial statements furnished from time to time to the Lender pursuant to Section 5.1.1 (Financial Statements).

                                   ARTICLE IV
                              CONDITIONS PRECEDENT

        Section 4.1     Conditions to the Initial Advance.

        The making of the initial advance under the Loan is subject to the fulfillment on or before the Closing Date of the following conditions precedent in a manner satisfactory in form and substance to the Lender and its counsel:

                        4.1.1   Organizational Documents - Borrower.

        The Lender shall have received:

                                (a) a certificate of good standing certified by
the Secretary of State, or other appropriate Governmental Authority, of the state of formation of the Borrower;

                                (b) a copy from the appropriate Governmental
Authority under which the Borrower is organized, of the Borrower's organizational documents and all recorded amendments thereto;

                                (c) a certificate of qualification certified by
an officer of the Borrower to do business certified by the Virginia State Corporation Commission, and

                                (d) a certificate dated as of the Closing Date
by the Secretary or an Assistant Secretary of the Borrower covering:

                                        (i)   true and complete copies of the
                Borrower's organizational and governing documents and all amendments thereto;

                                        (ii)  true and complete copies of the
                resolutions of its Board of Directors authorizing (A) the execution, delivery and performance of the Financing Documents and the Purchase Agreement Documents to which it is a party, (B) the borrowings hereunder, (C) the granting of the Liens contemplated by this Agreement and the Financing Documents to which the Borrower is a party, and (D) the Purchase Agreement Transaction if and to the extent the Borrower is a party; and

                                        (iii) the incumbency, authority and
                signatures of the officers of the Borrower authorized to sign this Agreement and the other Financing Documents to which the Borrower is a party.

                        4.1.2   Opinion of Borrower's Counsel.

        The Lender shall have received the favorable opinion of counsel for the Borrower addressed to the Lender.

                        4.1.3   Organizational Documents - Guarantor.

        The Lender shall have received for each Guarantor:

                                (a) a certificate of good standing certified by
the Secretary of State, or other appropriate Governmental Authority, of the state of formation of the Guarantor;

                                (b) a certificate dated as of the Closing Date
by the Secretary or an Assistant Secretary of the Guarantor covering:

                                        (i)   true and complete copies of the
                Guarantor's organizational and governing documents and all amendments thereto;

                                        (ii)  true and complete copies of the
                resolutions of the Board of Directors of the Guarantor authorizing the execution, delivery and performance of the Financing Documents to which the Guarantor is a party and the granting of the Liens contemplated by any of the Financing Documents to which the Guarantor is a party;

                                        (iii) the incumbency, authority and
                signatures of the officers of the Guarantor authorized to sign the Guaranty and all other Financing Documents to which the Guarantor is a party; and

                                        (iv)  the favorable opinion of counsel
                for the Guarantor addressed to the Lender.

                        4.1.4   Consents, Licenses, Approvals, Etc.

        The Lender shall have received copies of all consents, licenses and approvals, required in connection with the execution, delivery, performance, validity and enforceability of the Financing Documents and the Purchase Agreement Documents, and such consents, licenses and approvals shall be in full force and effect.

                        4.1.5   Notes.

        The Lender shall have received the Revolving Credit Note, conforming to the requirements hereof and executed by a Responsible Officer of the Borrower and attested by a duly authorized representative of the Borrower.

                        4.1.6   Financing Documents.

        The Borrower shall have executed and delivered the Financing Documents to be executed by it. In addition to the Financing Documents to be delivered by the Borrower, the Lender shall have received the Financing Documents duly executed and delivered by Persons other than the Borrower.

                        4.1.7   Other Documents, Etc.

        The Lender shall have received such other certificates, opinions, documents and instruments confirmatory of or otherwise relating to the transactions contemplated hereby as may have been reasonably requested by the Lender.

                        4.1.8   Payment of Fees.

        The Lender shall have received payment of any Fees due on or before the Closing Date.

                        4.1.9   Insurance Certificate.

        The Lender shall have received an insurance certificate in accordance with the provisions of Section 5.1.8 (Insurance) reflecting increases in coverages in connection with the Purchase Agreement Transaction.

                        4.1.10  Pro-forma Balance Sheet and Projections.

        The Lender shall have received and approved the Borrower's Pro-forma Balance Sheet and Pro-forma Financial Projections, which Pro-forma Balance Sheet and Pro-forma Financial Projections must be in form and content acceptable to the Lender in its sole and absolute discretion.

                        4.1.11  Purchase Agreement Transaction.

        The Purchase Agreement Transaction shall have been completed and closed prior to or simultaneously herewith upon terms and conditions satisfactory to the Lender, in accordance with the Purchase Agreement and applicable Laws.

        The Lender shall have received photocopies of all Purchase Agreement Documents executed, delivered and/or furnished in connection with the Purchase Agreement Transaction, together with a certificate signed by a Responsible Officer of the Borrower certifying that (i) the Purchase Agreement and the other Purchase Agreement Documents furnished to the Lender are true, correct, in full force and effect and the provisions thereof have not been modified, amended or waived in any material respect, (ii) the Purchase Agreement Transaction has been closed and completed in accordance with the Purchase Agreement and the other Purchase Agreement Documents furnished to the Lender and in accordance with all applicable Laws, including, any and all bulk transfer laws, (iii) the Borrower has obtained all material consents, licenses and approvals to permit it to engage in the business previously operated and conducted by the Seller, and (iv) the Seller has duly and properly assigned to the Borrower all of its right, title and interest in, and to, those trademarks being assigned to the Borrower under the Purchase Agreement together with the goodwill of the Seller associated with, and/or symbolized by, any of the foregoing, and such assignment has been duly and properly filed, registered and recorded with the United States Patent and Trademark Office and with such other state or Federal

Governmental Authorities as may be necessary to effect and consummate an assignment of such Trademarks together with the goodwill associated with, or symbolized by any of the foregoing from the Seller to the Borrower.

        With respect to the obligations and liabilities of the Seller assumed by the Borrower under, and in connection with, the Purchase Agreement, the Lender shall have received from the Borrower a list setting forth the name of each Person to whom such obligations and liabilities are owed, the amount owed to such Person, and the due date or maturity date of each such amount. Life care bonds assumed in the Purchase Agreement Transaction can be aggregated by subject property.

        Section 4.2     Conditions to all Extensions of Credit.

        The making of all advances under the Loan is subject to the fulfillment of the following conditions precedent in a manner satisfactory in form and substance to the Lender and its counsel:

                        4.2.1   Compliance.

        The Borrower shall have complied and shall then be in compliance with all terms, covenants, conditions and provisions of this Agreement and the other Financing Documents that are binding upon it.

                        4.2.2   Default.

        There shall exist no Event of Default or Default hereunder.

                        4.2.3   Representations and Warranties.

        The representations and warranties of the Borrower contained among the provisions of this Agreement shall be true and with the same effect as though such representations and warranties had been made at the time of the making of, and of the request for, each advance under the Loan, except that the representations and warranties which relate to financial statements which are referred to in Section 3.1.11 (Financial Condition), shall also be deemed to cover financial statements furnished from time to time to the Lender pursuant to
Section 5.1.1 (Financial Statements).

                        4.2.4   Adverse Change.

        No adverse change shall have occurred in the condition (financial or otherwise), operations or business of the Borrower that would, in the good faith judgment of the Lender, materially impair the ability of the Borrower to pay or perform any of the Obligations.

                        4.2.5   Legal Matters.

        All legal documents incident to each advance under the Loan shall be reasonably satisfactory to counsel for the Lender.

                                   ARTICLE V
                            COVENANTS OF THE BORROWER

        Section 5.1     Affirmative Covenants.

        So long as any of the Obligations (or any the Commitments therefor) shall be outstanding hereunder, the Borrower agrees with the Lender as follows:

                        5.1.1   Financial Statements.

        The Borrower shall furnish to the Lender:

                                (a) Annual Statements and Certificates. The
Borrower shall furnish to the Lender as soon as available, but in no event more than ninety one (91) days after the close of each fiscal year of the Borrower,
(i) a copy of the annual financial statement in reasonable detail satisfactory to the Lender relating to the Borrower and its Subsidiaries, prepared in accordance with GAAP and examined and audited by independent certified public accountants satisfactory to the Lender, which financial statement shall include a balance sheet of the Borrower, as at the end of such fiscal year and the related statements of operations and retained earnings and cash flow statements for such fiscal year in a format acceptable to the Lender, (ii) a Compliance Certificate, in substantially the form attached to this Agreement as EXHIBIT C, as may be amended by the Lender from time to time, containing a detailed computation of each financial covenant in this Agreement which is applicable for the period reported and (iii) the related statements of operations and retained earnings and cash flows prepared by a Responsible Officer of the Borrower in a format acceptable to the Lender.

                                (b) Annual Opinion of Accountant. The Borrower
shall furnish to the Lender as soon as available, but in no event more than ninety one (91) days after the close of the Borrower's fiscal years, an opinion of the accountant who examined and certified the annual financial statement relating to the Borrower and its Subsidiaries.

                                (c) Quarterly Statements and Certificates. The
Borrower shall furnish to the Lender as soon as available, but in no event more than forty six (46) days after the close of the Borrower's fiscal quarters, internally prepared consolidated and consolidating financial statements of the Borrower and its Subsidiaries on a year-to-date basis and as of the close of such period which financial statements shall include a balance sheet and income and expense statements for the Borrower and its Subsidiaries for such period, and a Compliance Certificate, in substantially the form attached to this Agreement as EXHIBIT C, containing a detailed computation of each financial covenant in this Agreement which is applicable for the period reported and a cash flow projection report, each prepared by a Responsible Officer of the Borrower in a format acceptable to the Lender, all as prepared and certified by a Responsible Officer of the Borrower and accompanied by a certificate of that officer stating whether any event has occurred which constitutes a Default or an Event of Default hereunder, and, if so, stating the facts with respect thereto.

                                (d) Additional Reports and Information. The
Borrower shall furnish to the Lender promptly, such additional information, reports or statements as the Lender may from time to time reasonably request.

                        5.1.2   Reports to SEC and to Stockholders.

        The Borrower will furnish to the Lender, promptly upon the filing or making thereof, at least one (1) copy of all financial statements, reports, notices and proxy statements sent by the Borrower to its stockholders, and of all regular and other reports filed by the Borrower with any securities exchange or with the Securities and Exchange Commission.

                        5.1.3 Recordkeeping, Rights of Inspection, Field Examination, Etc.

        The Borrower shall, and shall cause each of its Subsidiaries to, maintain (i) a standard system of accounting in accordance with GAAP, provided that in connection with any foreign subsidiary, GAAP of such foreign country may be applied, and (ii) proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its properties, business and activities.

        The Borrower shall, and shall cause each of its Subsidiaries to, permit authorized representatives of the Lender to visit after reasonable notice and inspect the properties of the Borrower and its Subsidiaries, to review, audit, check and inspect the Borrower's other books of record at any time with reasonable notice and to make abstracts and photocopies thereof, and to discuss the affairs, finances and accounts of the Borrower and/or any Subsidiaries, with the officers and directors of the Borrower and/or any Subsidiaries and their respective accountants, all at such times during normal business hours and other reasonable times and as often as the Lender may reasonably request.

        The Borrower hereby irrevocably authorizes and directs all accountants and auditors employed by the Borrower at any time prior to the repayment in full of the Obligations to exhibit and deliver to the Lender copies of any and all of the financial statements, trial balances, management letters, or other accounting records of any nature of the Borrower and/or any Subsidiaries in the accountant's or auditor's possession, and to disclose to the Lender any information they may have concerning the financial status and business operations of the Borrower and its Subsidiaries. Further, the Borrower hereby authorizes all Governmental Authorities to furnish to the Lender copies of reports or examinations relating to the Borrower and/or any Subsidiaries, whether made by the Borrower or otherwise.

        Any and all costs and expenses incurred by, or on behalf of, the Lender in connection with the conduct of any of the foregoing shall be part of the Enforcement Costs and shall be payable to the Lender upon demand. The Borrower acknowledges and agrees that such expenses may include, but shall not be limited to, any and all out-of-pocket costs and expenses of the Lender's employees and agents in, and when, traveling to the Borrower's facilities.

                        5.1.4   Existence.

        The Borrower shall (a) maintain, and cause each of its Subsidiaries to maintain, its existence in good standing in the jurisdiction in which it is organized and in each other jurisdiction where it is required to register or qualify to do business if the failure to do so in such other jurisdiction might have a material adverse effect on the ability of the Borrower to perform the Obligations, the conduct of the Borrower's operations, the Borrower's financial condition and (b) remain a Registered Organization under the laws of the jurisdiction stated in the Preamble of this Agreement.

                        5.1.5   Compliance with Laws.

        The Borrower shall comply, and cause each of its Subsidiaries to comply, with all applicable Laws and observe the valid requirements of Governmental Authorities, the noncompliance with or the nonobservance of which might have a material adverse effect on the ability of the Borrower to perform the Obligations, the conduct of the Borrower's operations or the Borrower's financial condition.

                        5.1.6   Preservation of Properties.

        The Borrower will, and will cause each of its Subsidiaries to, at all times (a) maintain, preserve, protect and keep its properties, whether owned or leased, in good operating condition, working order and repair (ordinary wear and tear excepted), and from time to time will make all proper repairs, maintenance, replacements, additions and improvements thereto needed to maintain such properties in good operating condition, working order and repair, and (b) do or cause to be done all things necessary to preserve and to keep in full force and effect its material franchises, leases of real and personal property, trade names, Trademarks and permits which are necessary for the orderly continuance of its business.

                        5.1.7   Line of Business.

        The Borrower will continue to engage substantially only in the business of developing and operating senior living facilities.

                        5.1.8   Insurance.

        The Borrower will, and will cause each of its Subsidiaries to, at all times maintain with "A-" or better insurance companies as rated by A.M. Best such insurance as is required by applicable Laws and such other insurance, in such amounts, of such types and against such risks, hazards, liabilities, casualties and contingencies as are usually insured against in the same geographic areas by business entities engaged in the same or similar business. Without limiting the generality of the foregoing, the Borrower will, and will cause each of its Subsidiaries to, keep adequately insured all of its property against loss or damage resulting from fire or other risks insured against by extended coverage and maintain public liability insurance against claims for personal injury, death or property damage occurring upon, in or about any properties occupied or controlled by it, or arising in any manner out of the businesses carried on by it, all in such amounts not less than the Lender shall reasonably determine from time to time. The Borrower shall deliver to the Lender on the Closing Date (and thereafter on each date there is a material change in the insurance coverage) certificates of insurance coverages from its insurers containing a detailed list of the insurance then in effect and stating the names of the insurance companies, the types, the amounts and rates of the insurance, dates of the expiration thereof and the properties and risks covered thereby. Within thirty (30) days after notice in writing from the Lender, the Borrower will obtain such additional insurance as the Lender may reasonably request so long as such additional insurance is reasonably available at commercially reasonable rates.

                        5.1.9   Taxes.

        Except to the extent that the validity or amount thereof is being contested in good faith and by appropriate proceedings, the Borrower will, and will cause each of its Subsidiaries, to pay and discharge all Taxes prior to the date when any interest or penalty would accrue for the nonpayment thereof. The Borrower shall furnish to the Lender at such times as the Lender may require proof satisfactory to the Lender of the making of payments or deposits required by applicable Laws including, without limitation, payments or deposits with respect to amounts withheld by the Borrower from wages and salaries of employees and amounts contributed by the Borrower on account of federal and other income or wage taxes and amounts due under the Federal Insurance Contributions Act, as amended.

                        5.1.10  ERISA.

        The Borrower will, and will cause each of its Commonly Controlled Entities to, comply with the funding requirements of ERISA with respect to Plans for its respective employees. The Borrower will not permit with respect to any Plan (a) any prohibited transaction or transactions under ERISA or the Internal Revenue Code, which results, or may result, in any material liability of the Borrower and/or any Subsidiary and/or Affiliate, or (b) any Reportable Event if, upon termination of the plan or plans with respect to which one or more such Reportable Events shall have occurred, there is or would be any material liability of the Borrower and/or any Subsidiary and/or Affiliate to the PBGC. Upon the Lender's request, the Borrower will deliver to the Lender a copy of the most recent actuarial report, financial statements and annual report completed with respect to any Plan.

                        5.1.11 Notification of Events of Default and Adverse Developments.

        The Borrower shall promptly notify the Lender upon obtaining knowledge of the occurrence of:

                                (a) any Event of Default;

                                (b) any Default;

                                (c) any litigation instituted against the
Borrower or its Subsidiaries and of the entry of any judgment or Lien (other than any Permitted Liens) against any of the assets or properties of the Borrower or any Subsidiary where the claims against the Borrower or any of its Subsidiaries exceed One Million Dollars ($1,000,000) and are not covered by insurance;

                                (d) any event, development or circumstance
whereby the financial statements furnished hereunder fail in any material respect to present fairly, in accordance with GAAP, the financial condition and operational results of the Borrower or any of its Subsidiaries;

                                (e) any judicial, administrative or arbitral
proceeding pending against the Borrower or any of its Subsidiaries that, if adversely decided, could cause Materially Adversely Change in its financial condition or operations (present or prospective);

                                (f)     (i) the revocation, suspension,
probation, restriction, limitation or refusal to renew, or the pending, revocation, suspension, probation, restriction, limitation, or refusal to renew, of any License held by the Borrower or any of the Guarantors, or (ii) the decertification, revocation, suspension, probation, restriction, limitation, or refusal to renew, or the pending, decertification, revocation, suspension, probation, restriction, limitation, or refusal to renew any participation or eligibility in any third party payor program in which the

Borrower or any of the Guarantors elects to participate which exceeds ten percent (10%) of the aggregate gross revenues of all senior living facilities owned and/or managed by the Borrower, any Guarantor or any of their Affiliates, including, without limitation, Medicare, Medicaid, or private insurer, or any accreditation of the Borrower or SALMI, or (iii) the issuance or pending issuance of any License for a period of less than twelve (12) months, as a consequence of sanctions imposed by any governmental authority, or (iv) the assessment or pending assessment, of any civil or criminal penalties by any government authority, any third party payor or any accreditation organization or Person, if any, which could materially adversely affect the financial condition or operations of the Borrower or SALMI; and

                                (g) any other development in the business or
affairs of the Borrower and any of its Subsidiaries that may be materially adverse;

in each case describing in detail satisfactory to the Lender the nature thereof and the action the Borrower proposes to take with respect thereto.

                        5.1.12  Hazardous Materials; Contamination.

        The Borrower agrees to:

                                (a) give notice to the Lender immediately upon
acquiring knowledge of the presence of any Hazardous Materials or any Hazardous Materials Contamination (other than was previously disclosed on Schedule on Schedule 3.1.20 hereof on any property owned, operated or controlled by the Borrower or for which the Borrower is, or is claimed to be, responsible (provided that such notice shall not be required for Hazardous Materials placed or stored on such property in accordance with applicable Laws in the ordinary course (including, without limitation, quantity) of the Borrower's line of business expressly described in this Agreement), with a full description thereof;

                                (b) promptly comply with any Laws requiring the
removal, treatment or disposal of Hazardous Materials or Hazardous Materials Contamination and provide the Lender with satisfactory evidence of such compliance where such compliance has been required by Governmental Authorities after disclosure and negotiation as to the manner of remediation;

                                (c) provide the Lender, within thirty (30) days
after a demand by the Lender, with a bond, letter of credit or similar financial assurance evidencing to the Lender's satisfaction that the necessary funds are available to pay the cost of removing, treating, and disposing of such Hazardous Materials or Hazardous Materials Contamination and discharging any Lien which may be established as a result thereof on any property owned, operated or controlled by the Borrower or for which the Borrower is, or is claimed to be, responsible; and

                                (d) as part of the Obligations, defend,
indemnify and hold harmless the Lender and its agents, employees, trustees, successors and assigns from any and all claims which may now or in the future (whether before or after the termination of this Agreement) be asserted as a result of the presence of any Hazardous Materials or any Hazardous Materials Contamination on any property owned, operated or controlled by the Borrower or for which the Borrower is, or is claimed to be, responsible. The Borrower acknowledges and agrees that this indemnification shall survive the termination of this Agreement and the Commitment and the payment and performance of all of the other Obligations.

                        5.1.13  Financial Covenants.

                                (a) Tangible Net Worth. The Borrower will at all
times maintain, tested as of the end of each of the Borrower's fiscal quarters and based upon actual results beginning with the quarter ending March 31, 2003, a Tangible Net Worth of not less than the sum of $339,916,771, plus 75% of the Borrower's net income (if positive) for each subsequent quarter, plus 85% of the net proceeds to the Borrower of any equity capital transaction received during any subsequent quarter.

                                (b) Debt Plus Rent Expense to EBITDAR Ratio. The
Borrower will maintain, tested as of the end of each of the Borrower's fiscal quarters and based upon annualized actual results beginning with the quarter ending March 31, 2003, a ratio of Debt plus eight (8) times Rent Expense due during any such periods of measurement to EBITDAR so that it is not more than the following:

                      PERIOD                           RATIO
                      ------                           -----
As of March 31, 2003                                10.25 to 1.0
As of June 30, 2003                                 7.25 to 1.0
As of September 30, 2003  and at all times          7.00 to 1.0
thereafter

                                (c) Liquidity. The Borrower will at all times
maintain, tested as of the end of each of the Borrower's fiscal quarters and based upon annualized actual results beginning with the quarter ending March 31, 2003, minimum Liquid Assets of $25,000,000 or ninety (90) days of debt service, whichever is greater.

                                (d) Interest Coverage Ratio. The Borrower will
maintain, tested as of the end of each of the Borrower's fiscal quarters and based upon annualized actual results beginning with the quarter ending March 31, 2003, an Interest Coverage Ratio of not less than 1.25 to 1.0.

        Section 5.2     Negative Covenants.

        So long as any of the Obligations or any Commitments shall be outstanding hereunder, the Borrower agrees with the Lender as follows:

                        5.2.1   Mergers or Acquisitions.

        The Borrower will not enter into any merger or consolidation or amalgamation, wind up or dissolve itself (or suffer any liquidation or dissolution), or acquire all or substantially all of the assets of any person, firm, joint venture or corporation (other than the Purchase Agreement Transaction). The foregoing notwithstanding, the consent of the Lender shall not be required for any merger or consolidation or acquisition of the Borrower pursuant to which the Borrower retains its corporate identity and which does not result in either a Material Adverse Change or a breach of any covenant under this Agreement.

                        5.2.2   Sale of Assets.

        The Borrower shall not sell, lease, or otherwise dispose of any substantial portion of its assets (except for customary political and charitable contributions and assets disposed of in the ordinary course of business) unless such disposition is in exchange for not less than fair market value and does not result in either a Material Adverse Change or a breach of any covenant under this Agreement.

                        5.2.3   Subsidiaries.

        Except for the purpose of acquiring real property to construct an assisted living facility or acquiring an existing assisted living facility, the Borrower shall not create or otherwise acquire any Subsidiaries if such creation or acquisition will result in a Material Adverse Change.

                        5.2.4   Additional Stock and Transfers of Stock.

        The Borrower may issue or grant options or rights to purchase its capital stock and there shall be no limitations on the right of shareholders of the Borrower to pledge, assign, transfer or encumber any of their stock in the Borrower provided, (a) the Borrower is an entity whose common equity is registered under an applicable Federal Securities Act and is traded on the New York Stock Exchange and (b) share and/or convertible note repurchases by the Borrower shall not exceed $125,000,000 during the twelve (12) month period beginning September 30, 2002; and provided further, that, the Borrower shall provide written notice to Lender of transfers of stock in the Borrower under such circumstances and in such manner as the Borrower is required to give notice thereof to the Securities Exchange Commission.

                        5.2.5   Liens; Confessed Judgment; No Other Negative
                                Pledge.

        The Borrower agrees that it (a) will not, and will not permit any of its Subsidiaries or Affiliates to, create, incur, assume or suffer to exist any Lien upon any management agreements or proceeds thereof, pursuant to which Borrower or its Subsidiaries or Affiliates manage Sunrise Facilities, whether now owned or hereafter acquired without the prior written consent of the Lender and (b) will not agree to, assume or suffer to exist any provision in any instrument or other document for confession of judgment, cognovit or other similar right or remedy.

                        5.2.6   ERISA Compliance.

        Neither the Borrower nor any Commonly Controlled Entity shall: (a) engage in or permit any "prohibited transaction" (as defined in ERISA); (b) cause any "accumulated funding deficiency" as defined in ERISA and/or the Internal Revenue Code; (c) terminate any pension plan in a manner which could result in the imposition of a lien on the property of the Borrower pursuant to ERISA; (d) terminate or consent to the termination of any Multi-employer Plan; or (e) incur a complete or partial withdrawal with respect to any Multi-employer Plan.

                        5.2.7   Prohibition on Hazardous Materials.

        The Borrower shall not place, manufacture or store or permit to be placed, manufactured or stored any Hazardous Materials on any property owned, operated or controlled by the Borrower or for which the Borrower is responsible other than Hazardous Materials placed or stored on such property in accordance with applicable Laws in the ordinary course of the Borrower's business expressly described in this Agreement.

                        5.2.8   Method of Accounting; Fiscal Year.

        The Borrower will not:

                                (a) change the method of accounting employed in
the preparation of any financial statements furnished to the Lender under the provisions of Section 3.1.11 (Financial Statements), unless required to conform to GAAP and on the condition that the Borrower's accountants shall furnish such information as the Lender may request to reconcile the changes with the Borrower's prior financial statements.

                                (b) change its fiscal year from a year ending on
December 31.

                                   ARTICLE VI
                         DEFAULT AND RIGHTS AND REMEDIES

        Section 6.1     Events of Default.

        The occurrence of any one or more of the following events shall constitute an "Event of Default" under the provisions of this Agreement:

                        6.1.1   Failure to Pay.

        The failure of the Borrower to pay any of the Obligations as and when due and payable in accordance with the provisions of this Agreement, the Notes and/or any of the other Financing Documents, which failure continues for five
(5) calendar days after notice thereof by the Lender, except with regard to payments due at maturity (whether or not by acceleration) for which no notice or cure period shall be required to be given.

                        6.1.2   Breach of Representations and Warranties.

        Any representation or warranty made in this Agreement or in any report, statement, schedule, certificate, opinion (including any opinion of counsel for the Borrower), financial statement or other document furnished in connection with this Agreement, any of the other Financing Documents, or the Obligations, shall prove to have been false or misleading when made (or, if applicable, when reaffirmed) in any material respect.

                        6.1.3   Failure to Comply with Covenants.

        The failure of the Borrower to perform, observe or comply with any covenant, condition or agreement contained in this Agreement.

                        6.1.4 Default Under Other Financing Documents or Obligations.

        A default shall occur under any of the other Financing Documents or under any other Obligations, and such default is not cured within any applicable grace period provided therein.

                        6.1.5   Receiver; Bankruptcy.

        The Borrower or any Subsidiary shall (a) apply for or consent to the appointment of a receiver, trustee or liquidator of itself or any of its property, (b) admit in writing its inability to pay its debts as they mature,
(c) make a general assignment for the benefit of creditors, (d) be adjudicated a bankrupt or insolvent, (e) file a voluntary petition in bankruptcy or a petition or an answer seeking or consenting to reorganization or an arrangement with creditors or to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute, or an answer admitting the material allegations of a petition filed against it in any proceeding under any such law, or take corporate action for the purposes of effecting any of the foregoing, (f) by any act indicate its consent to, approval of or acquiescence in any such proceeding or the appointment of any receiver of or trustee for any of its property, or suffer any such receivership, trusteeship or proceeding to continue undischarged for a period of sixty (60) days, or (g) by any act indicate its consent to, approval of or acquiescence in any order, judgment or decree by any court of competent jurisdiction or any Governmental Authority enjoining or otherwise prohibiting the operation of a material portion of the Borrower's or any Subsidiary's business or the use or disposition of a material portion of the Borrower's or any Subsidiary's assets.

                        6.1.6   Involuntary Bankruptcy, etc.

        An order for relief shall be entered in any involuntary case brought against the Borrower or any Subsidiary under the Bankruptcy Code, or (b) any such case shall be commenced against the Borrower or any Subsidiary and shall not be dismissed within sixty (60) days after the filing of the petition, or (c) an order, judgment or decree under any other Law is entered by any court of competent jurisdiction or by any other Governmental Authority on the application of a Governmental Authority or of a Person other than the Borrower or any Subsidiary (i) adjudicating the Borrower, or any Subsidiary bankrupt or insolvent, or (ii) appointing a receiver, trustee or liquidator of the Borrower or of any Subsidiary, or of a material portion of the Borrower's or any Subsidiary's assets, or (iii) enjoining, prohibiting or otherwise limiting the operation of a material portion of the Borrower's or any Subsidiary's business or the use or disposition of a material portion of the Borrower's or any Subsidiary's assets, and such order, judgment or decree continues unstayed and in effect for a period of thirty (30) days from the date entered.

                        6.1.7   Judgment.

        Unless adequately insured in the opinion of the Lender, the entry of a final judgment for the payment of money involving more than $1,000,000 against the Borrower or any Subsidiary, and the failure by the Borrower or such Subsidiary to discharge the same, or cause it to be discharged, within thirty
(30) days from the date of the order, decree or process under which or pursuant to which such judgment was entered, or to secure a stay of execution pending appeal of such judgment.

                        6.1.8   Default Under Other Borrowings.

        Default shall be made with respect to any Indebtedness for Borrowed Money (other than the Loan) if the default is a failure to pay at maturity or if the effect of such default is to accelerate the maturity of such Indebtedness for Borrowed Money or to permit the holder or obligee thereof or other party thereto to cause such Indebtedness for Borrowed Money to become due prior to its stated maturity.

                        6.1.9   Challenge to Agreements.

        The Borrower or any Guarantor shall challenge the validity and binding effect of any provision of any of the Financing Documents or shall state its intention to make such a challenge of any of the Financing Documents or any of the Financing Documents shall for any reason (except to the extent permitted by its express terms) cease to be effective.

                        6.1.10  Material Adverse Change.

        The Lender in its sole discretion determines in good faith that a material adverse change has occurred in the financial condition of the Borrower.

                        6.1.11  Impairment of Position.

        The Lender, in its sole discretion, determines in good faith that an event has occurred which impairs the prospect of payment of the Obligations.

                        6.1.12 Liquidation, Termination, Dissolution, Change in Management, etc.

        The Borrower shall liquidate, dissolve or terminate its existence or shall suspend or terminate a substantial portion of its business operations or any change occurs in the management or control of the Borrower without the prior written consent of the Lender.

                        6.1.13  Swap Default.

        An event occurs which gives the Lender the right or option to terminate any Swap Contract.

        Section 6.2     Remedies.

        Upon the occurrence of any Event of Default, the Lender may, in the exercise of its sole and absolute discretion from time to time, at any time thereafter exercise any one or more of the following rights, powers or remedies:

                        6.2.1   Acceleration.

        The Lender may declare any or all of the Obligations to be immediately due and payable, notwithstanding anything contained in this Agreement or in any of the other Financing Documents to the contrary, without presentment, demand, protest, notice of protest or of dishonor, or other notice of any kind, all of which the Borrower hereby waives.

                        6.2.2   Further Advances.

        The Lender may from time to time without notice to the Borrower suspend, terminate or limit any further advances, loans or other extensions of credit under the Commitments, under this Agreement and/or under any of the other Financing Documents. Further, upon the occurrence of an Event of Default or Default specified in Section 6.1.5 (Receiver; Bankruptcy) or Section 6.1.6 (Involuntary Bankruptcy, etc.), the Revolving Credit Commitment and any agreement in any of the Financing Documents to provide additional credit shall immediately and automatically terminate and the unpaid principal amount of the Notes (with accrued interest thereon) and all other Obligations then outstanding, shall immediately become due and payable without further action of any kind and without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Borrower.

                        6.2.3   Performance by Lender.

        The Lender without notice to or demand upon the Borrower and without waiving or releasing any of the Obligations or any Default or Event of Default, may (but shall be under no obligation to) at any time thereafter make such payment or perform such act for the account and at the expense of the Borrower, and may enter upon the premises of the Borrower for that purpose and take all such action thereon as the Lender may consider necessary or appropriate for such purpose and the Borrower hereby irrevocably appoints the Lender as its attorney-in-fact to do so, with power of substitution, in the name of the Lender or in the name of the Borrower or otherwise, for the use and benefit of the Lender, but at the cost and expense of the Borrower and without notice to the Borrower. All sums so paid or advanced by the Lender together with interest thereon from the date of payment, advance or incurring until paid in full at the Post-Default Rate and all costs and expenses, shall be deemed part of the Enforcement Costs, shall be paid by the Borrower to the Lender on demand, and shall constitute and become a part of the Obligations.

                        6.2.4   Other Remedies.

        The Lender may from time to time proceed to protect or enforce its rights by an action or actions at law or in equity or by any other appropriate proceeding, whether for the specific performance of any of the covenants contained in this Agreement or in any of the other Financing Documents, or for an injunction against the violation of any of the terms of this Agreement or any of the other Financing Documents, or in aid of the exercise or execution of any right, remedy or power granted in this Agreement, the Financing Documents, and/or applicable Laws. The Lender is authorized to offset and apply to all or any part of the Obligations all moneys, credits and other property of any nature whatsoever of the Borrower now or at any time hereafter in the possession of, in transit to or from, under the control or custody of, or on deposit with, the Lender or any Affiliate of the Lender.

                                  ARTICLE VII
                                  MISCELLANEOUS

        Section 7.1     Notices.

        All notices, requests and demands to or upon the parties to this Agreement shall be in writing and shall be deemed to have been given or made when delivered by hand on a Business Day, or two (2) days after the date when deposited in the mail, postage prepaid by registered or certified mail, return receipt requested, or when sent by overnight courier, on the Business Day next following the day on which the notice is delivered to such overnight courier, addressed as follows:

               Borrower:        Sunrise Assisted Living, Inc.
                                7902 Westpark Drive
                                McLean, Virginia 22102
                                Attention: John F. Gaul, Esq., General Counsel

                                With a courtesy copy to:

                                Watt, Tieder & Hoffar
                                7929 Westpark Drive
                                McLean, Virginia 22102
                                Attention: Wayne Tatusko, Esq.


               Lender:          Bank of America, N. A.
                                1101 Wootton Parkway, Suite 400
                                Rockville, Maryland 20852
                                Attention: Michael J. Landini

                                With a courtesy copy to:

                                Troutman Sanders LLP
                                1660 International Drive, Suite 600
                                McLean, Virginia 22102
                                Attention: Margaret Ann Brown, Esq.


        By written notice, each party to this Agreement may change the address to which notice is given to that party, provided that such changed notice shall include a street address to which notices may be delivered by overnight courier in the ordinary course on any Business Day.

        Section 7.2     Amendments; Waivers.

        This Agreement and the other Financing Documents may not be amended, modified, or changed in any respect except by an agreement in writing signed by the Lender and the Borrower. No waiver of any provision of this Agreement or of any of the other Financing Documents, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing signed by the Lender. No course of dealing between the Borrower and the Lender and no act or failure to act from time to time on the part of the Lender shall constitute a waiver, amendment or modification of any provision of this Agreement or any of the other Financing Documents or any right or remedy under this Agreement, under any of the other Financing Documents or under applicable Laws.

        Section 7.3     Cumulative Remedies.

        The rights, powers and remedies provided in this Agreement and in the other Financing Documents are cumulative, may be exercised concurrently or separately, may be exercised from time to time and in such order as the Lender shall determine, subject to the provisions of this Agreement, and are in addition to, and not exclusive of, rights, powers and remedies provided by existing or future applicable Laws. In order to entitle the Lender to exercise any remedy reserved to it in this Agreement, it shall not be necessary to give any notice, other than such notice as may be expressly required in this Agreement.

        Section 7.4     Severability.

        In case one or more provisions, or part thereof, contained in this Agreement or in the other Financing Documents shall be invalid, illegal or unenforceable in any respect under any Law, then without need for any further agreement, notice or action:

                                (a)     the validity, legality and
enforceability of the remaining provisions shall remain effective and binding on the parties thereto and shall not be affected or impaired thereby;

                                (b)     the obligation to be fulfilled shall be
reduced to the limit of such validity;

                                (c)     if such provision or part thereof
pertains to repayment of the Obligations, then, at the sole and absolute discretion of the Lender, all of the Obligations of the Borrower to the Lender shall become immediately due and payable; and

                                (d)     if the affected provision or part
thereof does not pertain to repayment of the Obligations, but operates or would prospectively operate to invalidate this Agreement in whole or in part, then such provision or part thereof only shall be void, and the remainder of this Agreement shall remain operative and in full force and effect.

        Section 7.5     Assignments by Lender.

        The Lender may, without notice to or consent of the Borrower, assign to any Person which is an institution capable of meeting the applicable financial commitments of a lender hereunder (each an "Assignee" and collectively, the "Assignees") all or a portion of the Lender's Commitment. The Lender and its Assignee shall notify the Borrower in writing of the date on which the assignment is to be effective (the "Adjustment Date"). On or before the Adjustment Date, the Lender, the Borrower and the Assignee shall execute and deliver a written assignment agreement in a form acceptable to the Lender, which shall constitute an amendment to this Agreement to the extent necessary to reflect such assignment; provided that a single party shall act as agent bank in connection with procuring consents, amendments or waivers. Upon the request of the Lender following an assignment made in accordance with this Section 7.5, the Borrower shall issue new Notes to the Lender and its Assignee reflecting such assignment, in exchange for the existing Notes held by the Lender.

        Section 7.6     Participations by Lender.

        The Lender may at any time sell to one or more financial institutions participating interests in any of the Lender's Obligations or Commitments; provided, however, that (a) no such participation shall relieve the Lender from its obligations under this Agreement or under any of the other Financing Documents to which it is a party, (b) the Lender shall remain solely responsible for the performance of its obligations under this Agreement and under all of the other Financing Documents to which it is a party, and (c) the Borrower shall continue to deal solely and directly with the Lender in connection with the Lender's rights and obligations under this Agreement and the other Financing Documents.

        Section 7.7     Disclosure of Information by Lender.

        Subject to the provisions of Section 7.8 (Confidentiality) hereof, in connection with any sale, transfer, assignment or participation by the Lender in accordance with Section 7.5 (Assignments by Lender) or Section 7.6 (Participations by Lender), the Lender shall have the right to disclose to any actual or potential purchaser, assignee, transferee or participant all financial records, information, reports, financial statements and documents obtained in connection with this Agreement and/or any of the other Financing Documents or otherwise.

        Section 7.8     Confidentiality.

        The Lender agrees with the Borrower to use commercially reasonable precautions to keep confidential all non-public information identified by the Borrower and Guarantor as being confidential. The Lender and its affiliates, directors, officers, employees and representatives (a) shall not use such information except in connection with the Loan and proposed modifications thereto and (b) shall, in accordance with its customary procedures for handling confidential information and in accordance with safe and sound banking practices, keep such information confidential, provided that nothing herein shall limit the disclosure of any such information (i) to the extent required by statute, rule, regulation or judicial process, (ii) to counsel for any of the Lender, (iii) to bank examiners, auditors or accountants, (iv) in connection with any litigation to which Lender is a party, (v) to a subsidiary or affiliate or (vi) to any assignee or participant (or prospective assignee or participant) so long as the parties identified in (iv), (v) and (vi) agree in writing when provided with such information to maintain the confidentiality of such information; provided, further, that unless specifically prohibited by applicable law or court order, each Lender agrees, prior to disclosure thereof, to notify the Borrower of any request for disclosure of any such non-public information (A) by any governmental agency or representative thereof (other than any such request in connection with an examination of Lender's financial condition by such governmental agency) or (B) pursuant to legal process.

        Section 7.9     Successors and Assigns.

        This Agreement and all other Financing Documents shall be binding upon and inure to the benefit of the Borrower and the Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lender.

        Section 7.10    Continuing Agreements.

        All covenants, agreements, representations and warranties made by the Borrower in this Agreement, in any of the other Financing Documents, and in any certificate delivered pursuant hereto or thereto shall survive the making by the Lender of the Loan and the execution and delivery of the Notes, shall be binding upon the Borrower regardless of how long before or after the date hereof any of the Obligations were or are incurred, and shall continue in full force and effect so long as any of the Obligations are outstanding and unpaid. From time to time upon the Lender's request, the Borrower and other Persons obligated with respect to the Obligations shall provide the Lender with such acknowledgments and agreements as the Lender may require to the effect that there exists no defenses, rights of setoff or recoupment, claims, counterclaims, actions or causes of action of any kind or nature whatsoever against the Lender and/or any of its agents and others, or to the extent there are, the same are waived and released.

        Section 7.11    Enforcement Costs.

        The Borrower shall pay to the Lender on demand all Enforcement Costs, together with interest thereon from the date incurred or advanced until paid in full at a per annum rate of interest equal at all times to the Post-Default Rate. Enforcement Costs shall be immediately due and payable at the time advanced or incurred, whichever is earlier. Without implying any limitation on the foregoing, the Borrower agrees, as part of the Enforcement Costs, to pay upon demand any and all stamp and other Taxes and fees payable or determined to be payable in connection with the execution and delivery of this Agreement and the other Financing Documents and to save the Lender harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay any Taxes or fees referred to in this Section. The provisions of this Section shall survive the execution and delivery of this Agreement, the repayment of the other Obligations and shall survive the termination of this Agreement.

        Section 7.12    Applicable Law; Jurisdiction.

                        7.12.1  Applicable Law.

        The Borrower acknowledges and agrees that the Financing Documents, including, this Agreement, shall be governed by the Laws of the State, as if each of the Financing Documents and this Agreement had each been executed, delivered, administered and performed solely within the State even though for the convenience and at the request of the Borrower, one or more of the Financing Documents may be executed elsewhere. The Lender acknowledges, however, that remedies under certain of the Financing Documents that relate to property outside the State may be subject to the laws of the state in which the property is located.

                        7.12.2  Submission to Jurisdiction.

        The Borrower irrevocably submits to the jurisdiction of any state or federal court sitting in the State over any suit, action or proceeding arising out of or relating to this Agreement or any of the other Financing Documents. The Borrower irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Final judgment in any such suit, action or proceeding brought in any such court shall be conclusive and binding upon the Borrower and may be enforced in any court in which the Borrower is subject to jurisdiction, by a suit upon such judgment, provided that service of process is effected upon the Borrower in one of the manners specified in this Section or as otherwise permitted by applicable Laws.

                        7.12.3  Appointment of Agent for Service of Process.

        The Borrower hereby irrevocably designates and appoints Wayne G. Tatusko, Watt, Tieder, Hoffar & Fitzgerald, L.L.P., 7929 Westpark Drive , Suite 400, McLean, Virginia 22102, as the Borrower's authorized agent to receive on the Borrower's behalf service of any and all process that may be served in any suit, action or proceeding of the nature referred to in this Section in any state or federal court sitting in the State. If such agent shall cease so to act, the Borrower shall irrevocably designate and appoint without delay another such agent in the State satisfactory to the Lender and shall promptly deliver to the Lender evidence in writing of such other agent's acceptance of such appointment and its agreement that such appointment shall be irrevocable.

                        7.12.4  Service of Process.

        The Borrower hereby consents to process being served in any suit, action or proceeding of the nature referred to in this Section by (a) the mailing of a copy thereof by registered or certified mail, postage prepaid, return receipt requested, to the Borrower at the Borrower's address designated in or pursuant to Section 7.1 (Notices), and (b) serving a copy thereof upon the agent, if any, designated and appointed by the Borrower as the Borrower's agent for service of process by or pursuant to Section 7.11.3. The Borrower irrevocably agrees that such service (y) shall be deemed in every respect effective service of process upon the Borrower in any such suit, action or proceeding, and (z) shall, to the fullest extent permitted by law, be taken and held to be valid personal service upon the Borrower. Nothing in this Section shall affect the right of the Lender to serve process in any manner otherwise permitted by law or limit the right of the Lender otherwise to bring proceedings against the Borrower in the courts of any jurisdiction or jurisdictions.

        Section 7.13    Duplicate Originals and Counterparts.

        This Agreement may be executed in any number of duplicate originals or counterparts, each of such duplicate originals or counterparts shall be deemed to be an original and all taken together shall constitute but one and the same instrument.

        Section 7.14    Headings.

        The headings in this Agreement are included herein for convenience only, shall not constitute a part of this Agreement for any other purpose, and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

        Section 7.15    No Agency.

        Nothing herein contained shall be construed to constitute the Borrower as the Lender's agent for any purpose whatsoever or to permit the Borrower to pledge any of the credit of the Lender. The Lender shall not, by anything herein or in any of the Financing Documents or otherwise, assume any of the Borrower's obligations under any contract or agreement assigned to the Lender, and the Lender shall not be responsible in any way for the performance by the Borrower of any of the terms and conditions thereof.

        Section 7.16    Date of Payment.

        Should the principal of or interest on the Notes become due and payable on other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and in the case of principal, interest shall be payable thereon at the rate per annum specified in the Notes during such extension.

        Section 7.17    Entire Agreement.

        This Agreement is intended by the Lender and the Borrower to be a complete, exclusive and final expression of the agreements contained herein. Neither the Lender nor the Borrower shall hereafter have any rights under any prior agreements pertaining to the matters addressed by this Agreement but shall look solely to this Agreement for definition and determination of all of their respective rights, liabilities and responsibilities under this Agreement.

        Section 7.18    Waiver of Trial by Jury.

        THE BORROWER AND THE LENDER HEREBY JOINTLY AND SEVERALLY WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO WHICH THE BORROWER AND THE LENDER MAY BE PARTIES, ARISING OUT OF OR IN ANY WAY PERTAINING TO (A) THIS AGREEMENT, (B) ANY OF THE FINANCING DOCUMENTS, OR (C) THE COLLATERAL. THIS WAIVER CONSTITUTES A WAIVER OF TRIAL BY JURY OF ALL CLAIMS AGAINST ALL PARTIES TO SUCH ACTIONS OR PROCEEDINGS, INCLUDING CLAIMS AGAINST PARTIES WHO ARE NOT PARTIES TO THIS AGREEMENT.

        This waiver is knowingly, willingly and voluntarily made by the Borrower and the Lender, and the Borrower and the Lender hereby represent that no representations of fact or opinion have been made by any individual to induce this waiver of trial by jury or to in any way modify or nullify its effect. The Borrower and the Lender further represent that they have been represented in the signing of this Agreement and in the making of this waiver by independent legal counsel, selected of their own free will, and that they have had the opportunity to discuss this waiver with counsel.

        Section 7.19    Liability of the Lender.

        The Borrower hereby agrees that the Lender shall not be chargeable for any negligence, mistake, act or omission of any accountant, examiner, agency or attorney employed by the Lender in making examinations, investigations or collections, or otherwise in perfecting, maintaining, protecting or realizing upon any lien or security interest or any other interest in any security for the Obligations.

        By inspecting any properties of the Borrower or by accepting or approving anything required to be observed, performed or fulfilled by the Borrower or to be given to the Lender pursuant to this Agreement or any of the other Financing Documents, the Lender shall not be deemed to have warranted or represented the condition, sufficiency, legality, effectiveness or legal effect of the same, and such acceptance or approval shall not constitute any warranty or representation with respect thereto by the Lender.

        Section 7.20    Indemnification.

        The Borrower agrees to indemnify and hold harmless, the Lender, the Lender's parent and Affiliates and the Lender's parent's and Affiliates' officers, directors, shareholders, employees and agents (each an "Indemnified Party," and collectively, the "Indemnified Parties"), from and against any and all claims, liabilities, losses, damages, costs and expenses (whether or not such Indemnified Party is a party to any litigation), including without limitation, reasonable attorney's fees and costs and costs of investigation, document production, attendance at depositions or other discovery, incurred by any Indemnified Party with respect to, arising out of or as a consequence of (a) this Agreement or any of the other Financing Documents, including without limitation, any failure of the Borrower to pay when due (at maturity, by acceleration or otherwise) any principal, interest, fee or any other amount due under this Agreement or the other Financing Documents, or any other Event of Default (b) the use by the Borrower of any proceeds advanced hereunder; (c) the transactions contemplated hereunder; or (d) any claim, demand, action or cause of action being asserted against (i) the Borrower or any of its Affiliates by any other Person, or (ii) any Indemnified Party by the Borrower in connection with the transactions contemplated hereunder. Notwithstanding anything herein or elsewhere to the contrary, the Borrower shall not be obligated to indemnify or hold harmless any Indemnified Party from any liability, loss or damage resulting from the gross negligence, willful misconduct or unlawful actions of such Indemnified Party. Any amount payable to the Lender under this Section will bear interest at the Post-Default Rate from the due date until paid.

        Section 7.21    Name Changes.

        The Borrower has advised that it intends to change its corporate name and the names of certain of its Subsidiaries, possibly including the Guarantors. The Lender hereby consents to such name changes. The Borrower covenants and agrees to provide written notice to the Lender of the name changes prior to the respective effective dates of such changes.


                     [SIGNATURES APPEAR ON FOLLOWING PAGES]

        IN WITNESS WHEREOF, each of the parties hereto have executed and delivered this Agreement under their respective seals as of the day and year first written above.

WITNESS OR ATTEST:                    SUNRISE ASSISTED LIVING, INC.



                                      By: /s/ Larry E. Hulse              (Seal)
-------------------------                ---------------------------------
                                         Name: Larry E. Hulse
                                         Title: Chief Financial Officer


WITNESS:                              BANK OF AMERICA, N. A.



                                      By: /s/ Michael J. Landini          (Seal)
-------------------------                ---------------------------------
                                         Michael J. Landini
                                         Senior Vice President

                                LIST OF EXHIBITS


A.       Revolving Credit Note

B.       Subsidiaries

C.       Form of Compliance Certificate











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


                                LIST OF SCHEDULES


Schedule 1.1.1        Permitted Liens


Schedule 3.1.10       Litigation


Schedule 3.1.14       Other Indebtedness


Schedule 3.1.19       Employee Relations


Schedule 3.1.20       Hazardous Materials













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